Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-161778) on Form S-1/A of Ophthalmic Imaging Systems of our report dated March 24, 2010, relating to our audits of the consolidated balance sheets of Ophthalmic Imaging Systems as of December 31, 2009 and 2008, and the related consolidated statements of operations, comprehensive loss, stockholders' equity and cash flows for each of the years ended December 31, 2009 and 2008, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Interest of Experts and Counsel" in such Prospectus.

/S/ Perry-Smtih, LLP
Sacramento, California
December 8, 2010

CONSENT OF INDEPENDENT AUDITOR

We consent to the use in this Registration Statement (No. 333-161778) on Form S-1/A of Ophthalmic Imaging Systems of our report dated August 10, 2010, relating to our audit of the consolidated balance sheet of Medivision Medical Imaging Ltd. as of December 31, 2008, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year then ended, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our firm under the caption "Interest of Experts and Counsel" in such Prospectus.

/S/ Perry-Smtih, LLP
Sacramento, California
December 8, 2010